Exhibit 99(a)(2)

ARTICLES SUPPLEMENTARY

OHIO NATIONAL FUND, INC.

Ohio National Fund, Inc. a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, hereby files these Articles Supplementary for record in connection with the classification of certain of the unissued shares of its common stock.

FIRST: Pursuant to resolutions duly adopted at a meeting, the Board of Directors has reclassified certain unissued shares of the corporation’s common stock in accordance with Section 2-105(c) of the Code of Maryland.

SECOND: The corporation is duly registered as an open-end company under the Investment Company Act of 1940.

THIRD: Immediately before the re-allocation of share classes, the total number of shares of common stock of all classes that the corporation had authority to issue was five hundred and fifty million (550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of five hundred and fifty million dollars ($550,000,000). Such shares have previously been designated in the following classes:

Equity Class	Thirty million shares
Money Market Class	Eighty million shares
Bond Class	Thirty million shares
Omni Class	Ten million shares
International Class	Forty-five million shares
Capital Appreciation Class	Fifteen million shares
Millennium Class	Ten million shares
International Small-Mid Company Class	Ten million shares
Aggressive Growth Class	Ten million shares
Small Cap Growth Class	Ten million shares
Mid Cap Opportunity Class	Ten million shares
S&P 500 Index Class	Thirty-five million shares
Strategic Value Class	Ten million shares
High Income Bond Class	Sixty million shares
Capital Growth Class	Ten million shares
Nasdaq-100 Index Class	Twenty-five million shares
Bristol Class	Forty million shares
Bryton Growth Class	Thirty-five million shares
U.S. Equity Class	Ten million shares
Balanced Class	Ten million shares
Income Opportunity Class	Ten million shares
Target VIP Class	Ten million shares
Target Equity/Income Class	Ten million shares
Bristol Growth Class	Twenty-five million shares

THIRD: Immediately after the re-allocation of share classes, the total number of shares of common stock of all classes that the corporation has authority to issue remained at five hundred and fifty million (550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of five hundred and fifty million dollars ($550,000,000). Such shares have been designated in the following classes:

Equity Class	Twenty million shares
Money Market Class	Fifty-five million shares
Bond Class	Thirty million shares
Omni Class	Ten million shares
International Class	Forty million shares
Capital Appreciation Class	Fifteen million shares
International Small-Mid Company Class	Ten million shares
Aggressive Growth Class	Ten million shares
Small Cap Growth Class	Ten million shares
Mid Cap Opportunity Class	Ten million shares
S&P 500 Index Class	Thirty-five million shares
Strategic Value Class	Sixty-five million shares
High Income Bond Class	Fifty million shares
Capital Growth Class	Ten million shares
Nasdaq-100 Index Class	Twenty-five million shares
Bristol Class	Forty million shares
Bryton Growth Class	Thirty million shares
Balanced Class	Thirty-five million shares
Target VIP Class	Ten million shares
Bristol Growth Class	Twenty-five million shares
Risk Managed Balanced Class	Fifteen million shares

All preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class shall be equal to those of all other classes, as set forth in Article SIXTH of the Articles of Incorporation except as otherwise may be provided by the Investment Company Act of 1940 and Rules thereunder.

Wherefore, Ohio National Fund, Inc. has caused these Articles Supplementary to be executed in Montgomery, Ohio, by its authorized officers this 17th day of April, 2014.

OHIO NATIONAL FUND, INC.

By:	/s/ Christopher A. Carlson	Attest:	/s/ Kimberly A. Plante
Christopher A. Carlson, President		Kimberly A. Plante, Secretary

STATE OF OHIO	)
) ss.
COUNTY OF HAMILTON	)

I hereby certify that on the 17th day of April, 2014 before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared Christopher A. Carlson, President of Ohio National Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation, and that the matters set forth in said Articles Supplementary with respect to authorization and approval are true to the best of his knowledge, information and belief.

WITNESS my hand and Notarial Seal the day and year last above written

/s/ Rebekah Brock
Notary Public

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